Pricing Supplement No. 6                     Filing under Rule 424(b)(3)
     Dated: December 18, 1996                     Registration No. 333-17181
     (To Prospectus, dated December 12, 1996)

                                     $150,000,000
                              The Montana Power Company
                             Medium-Term Notes, Series B

     Principal Amount: $35,000,000        Original Issue Date: December 23, 1996
     Interest Rate: 7.875%                Maturity Date: December 23, 2026
     Issue Price: 99.025%                 Interest Payment Dates:   January  1
                                                                    and July 1
     Selling Agent's Commission: .75%     Initial Interest
     Purchasing Agent's Discount:  N/A    Payment Date: July 1, 1997
     Net Proceeds to Company: 98.275%     Record Dates: December 15 and June 15
     Reallowance: N/A                     Redeemable:   Yes   X    No
     Selling Concession: N/A                                -----    -----
     Form:                                In Whole:     Yes   X    No
       Book-Entry (DTC)   X                                 -----    -----
                        -----             In Part:      Yes   X    No
       Certificated                                         -----    -----
                        -----             Initial Redemption
                                          Date:  January 1, 2007
     Repayable at Option of Holder:       Redemption Limitation Date: N/A
       Yes:       No:  X
           -----     -----

     Redemption prices (if any): The Initial Redemption Price shall be 103.938% of the principal amount of such Notes to be redeemed and shall decline on each Interest Payment Date subsequent to the Initial Redemption Date by a Reduction Percentage of .197% of the principal amount to be redeemed until the redemption price shall be 100% of such principal amount.

          Prior to the date of this Pricing Supplement, the Company has sold $20,000,000 aggregate principal amount of the Medium-Term Notes, Series B.

          Additional Terms:  N/A

          N/A as used herein means "Not Applicable."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           Selling Agent/Purchasing Agent:

     ( ) Goldman, Sachs & Co.
                         ( ) J.P. Morgan & Co.
                                            (X) Lehman Brothers
                                                       ( ) Morgan Stanley & Co.
                                                               Incorporated